EXHIBIT 99.4

ValueClick, Inc. and Commission Junction, Inc.

Unaudited pro forma combined condensed financial information as of and for year ended

December 31, 2002

Introduction

On December 7, 2003 we completed the acquisition of Commission Junction Inc. (“Commission Junction”). Pursuant to the merger agreement, ValueClick, Inc. (“ValueClick”) acquired all of the outstanding capital stock of Commission Junction for an aggregate purchase price of $61.6 million plus direct transaction costs of approximately $388,000.  The purchase price was paid through the issuance of approximately 3.0 million shares of ValueClick common stock, the assumption of options to purchase Commission Junction common stock that converted into the issuance of options to purchase approximately 1.2 million shares of ValueClick common stock and a cash payment of approximately $26.1 million, which was paid out of our existing working capital.  The following unaudited pro forma combined condensed statement of operations presents the effects of the merger between ValueClick and Commission Junction under the purchase method of accounting.

The unaudited pro forma combined condensed statement of operations gives effect to the merger with Commission Junction as if it occurred as of January 1, 2002. The accompanying pro forma combined condensed statement of operations for the year ended December 31, 2002 presents ValueClick’s pro forma consolidated statement of operations for the year ended December 31, 2002 combined with Commission Junction’s statement of operations for the year ended December 31, 2002. The pro forma ValueClick consolidated statement of operations reflects the historical results of ValueClick for the year ended December 31, 2002, adjustments to reflect the 2002 operating results of Be Free Inc. prior to its acquisition by ValueClick in May 2002, the 2002 operating results of Search123.com Inc. acquired by ValueClick in May 2003 and additional acquisition related pro forma adjustments.

The unaudited pro forma combined condensed financial statements are provided for illustrative purposes only and are not necessarily indicative of the consolidated results of operations or financial position that actually would have occurred if the merger had been consummated as of the date indicated, nor are they necessarily indicative of future operating results or financial position. The combined company will focus on the growing Internet advertising solutions market.

The unaudited pro forma combined condensed financial statements and accompanying notes should be read in conjunction with the ValueClick’s Annual Report on Form 10-K for the year ended December 31, 2002 and the most recent Quarterly Reports on Form 10-Q and Current Reports on form 8-K.

ValueClick, Inc.

Unaudited Pro Forma Combined Condensed Statement of Operations

for the year ended

December 31, 2002

	Historical
	Pro Forma ValueClick (2)	Commission Junction	Pro Forma Adjustments (3)		Pro Forma Combined
	(In thousands, Except per share data)

Revenue	$73,938	$16,003	$—		$89,941
Cost of revenue	25,681	8,186	(5,078	) (d)	28,789
Gross profit	48,257	7,817	5,078		61,152

Operating expenses:
Sales and marketing	21,647	2,675	5,078		29,400
General and administrative	19,150	3,649	(12	) (a,d)	22,787
Product development	14,720	2,504	—		17,224
Stock-based compensation	1,765	—	272	(a)	2,037
Amortization of intangible assets	1,069	—	1,805	(b)	2,874
Merger-related costs	17	—	—		17
Restructuring charge	2,320	—	—		2,320
Total operating expenses	60,688	8,828	7,143		76,659
Loss from operations	(12,431)	(1,011)	(2,065)		(15,507)

Interest income, net	7,291	379	(67	) (c)	7,603
Gain on sale of marketable securities	134	—	—		134
Other	32	—	—		32
Loss before income taxes, minority interest and cumulative effect of a change in accounting principle	(4,974)	(632)	(2,132)		(7,738)
Provision for income taxes	163	—	—		163
Loss before minority interest and cumulative effect of a change in accounting principle	(5,137)	(632)	(2,132)		(7,901)

Minority share of income in consolidated subsidiary	(15)	—	—		(15)
Loss before cumulative effect of a change in accounting principle	(5,152)	(632)	(2,132)		(7,916)

Cumulative effect of change in accounting principle	(7,649)	—	—		(7,649)
Net loss	$(12,801)	$(632)	$(2,132)		$(15,565)

Historical basic and diluted net loss per share	$(0.14)

Shares used in the calculation of historic basic and diluted net loss per common share:	89,864

Pro forma basic and diluted net loss per common share:					$(0.17	)(e)

Pro forma shares used to calculate net loss per common share:					92,882	(e)

See Notes to the Unaudited Pro Forma Combined Condensed Financial Statements

ValueClick, Inc.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

1. Purchase Price

The total purchase price of Commission Junction was calculated as follows:

(All figures in thousands)
Purchase Price:

Cash paid	$26,083
Stock Consideration	29,431
Fair value of the stock options assumed	6,131
Direct transaction costs	388

Total purchase price	62,033

Fair value of the net tangible net assets assumed (including $200 of Commission Junction direct transaction costs)	12,414
Identifiable intangible assets and goodwill, net of deferred taxes	$49,619

2. Pro Forma ValueClick Statement of Operations

The pro forma ValueClick statement of operations column reflects the historical results of ValueClick for the year ended December 31, 2002, which includes the results for Be Free, Inc. (“Be Free”) for the periods subsequent to the May 2002 acquisition date and the 2002 operating results of and Search123.com Inc. acquired in May 2003, and pro forma adjustments to reflect the acquisitions as follows:

	Historical ValueClick	Historical Be Free Prior to Acquisition	Historical Search 123 Prior to Acquisition	Pro Forma Adjustments		Pro Forma ValueClick
	(In thousands)

Revenue	$62,554	$8,133	$3,251	$—		$73,938
Cost of revenue	21,733	2,004	1,944	—		25,681
Gross profit	40,821	6,129	1,307	—		48,257

Operating expenses:
Sales and marketing	17,314	3,841	492	—		21,647
General and administrative	16,714	2,658	1,135	(1,357	)(i)	19,150
Product development	11,216	3,038	466	—		14,720
Stock-based compensation	1,527	466	—	(228	)(ii)	1,765
Amortization of intangible assets	533	634	36	(134	)(iii)	1,069
Merger-related costs	17	—	—	—		17
Restructuring charge	2,320	—	—	—		2,320
Total operating expenses	49,641	10,637	2,129	(1,719)		60,688
Loss from operations	(8,820)	(4,508)	(822)	1,719		(12,431)

Interest income, net	5,909	1,445	—	(63)		7,291
Loss on sale of marketable securities	134	—	—	—		134
Foreign currency transaction loss	32	—	—	—		32
Loss before income taxes, minority interest and cumulative effect of a change in accounting principle	(2,745)	(3,063)	(822)	1,656		(4,974)
Provision for income taxes	163	—		—		163
Loss before minority interest and cumulative effect of a change in accounting principle	(2,908)	(3,063)	(822)	1,656		(5,137)
Minority share of income in consolidated subsidiary	(15)	—		—		(15)
Loss before cumulative effect of a change in accounting principle	(2,923)	(3,063)	(822)	1,656		(5,152)
Cumulative effect of change in accounting principle	(7,649)	—		—		(7,649)
Net loss	$(10,572)	$(3,063)	$(822)	$1,656		$(12,801)

(i)    The adjustment to depreciation reflects the elimination of the Be Free property and equipment and other non-current asset balances.

(ii)   The adjustment to stock-based compensation reflects the effect of allocating deferred stock compensation for the intrinsic value of Be Free’s unvested in-the-money stock options assumed and the related amortization of stock-based compensation related to these options.

(iii)  The adjustment to amortization of intangibles reflects the elimination of the Be Free intangible assets balances and the amortization of intangible assets created as a result of the Search 123 acquisition.

3. Pro Forma Adjustments

The pro forma adjustments to the unaudited pro forma combined condensed financial statements reflect the following:

(a)   STOCK-BASED COMPENSATION— The adjustment to stock-based compensation reflects the effect of allocating deferred stock compensation for the intrinsic value of Commission Junction’s unvested in-the-money stock options assumed and the related amortization of stock-based compensation related to these options, and reclassifying historical Commission Junction stock compensation.

(b)   AMORTIZATION OF INTANGIBLE ASSETS— The adjustment recognizes amortization of intangible assets for the fair value of intangible assets created as a result of applying purchase accounting to the transaction.  The related goodwill and identifiable intangible assets are detailed as follows:

(in thousands)	Amount	Useful Life (Years)	Annual Amortization

Goodwill	39,919	N/A	—
Intangible assets:
Customer relationships	7,500	7	1,071
Acquired technology	1,000	3	334
Affiliates	1,200	3	400
Total	$49,619		$1,805

(c)   INTEREST INCOME, NET— To reduce interest income related to the cash component of the purchase price.

(d)   COST OF REVENUE— The adjustment to conform to the ValueClick, Inc. operating statement presentation.

(e)   PRO FORMA BASIC AND DILUTED NET LOSS PER SHARE— Reflects the issuance of approximately 3.0 million shares of ValueClick common stock, and excludes the antidilutive effect of options to purchase shares of ValueClick common stock (resulting from the conversion of options to purchase Commission Junction common stock outstanding at the assumed acquisition date into option to purchase ValueClick common stock), based on the exchange ratio in the merger agreement.  Additionally, the shares reflect the issuance of ValueClick shares related to the Be Free transaction as if outstanding for the entire 2002 period.